UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Neurologix, Inc.

(Name of Registrant as Specified In Its Charter)

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As filed with the Commission on April 9, 2004

One Bridge Plaza

Fort Lee, New Jersey, 07024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 7, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Neurologix, Inc., a Delaware corporation, will be held at Montammy Golf Club, Route 9W & Montammy Drive, Alpine, New Jersey 07620 on Friday, May 7, 2004, at 3:00 p.m., Eastern time, for the following purposes:

1.	To elect one Class I director to hold office for a term of three years; and

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL PRESENTED IN THE PROXY STATEMENT.

The Board of Directors has fixed the close of business on March 26, 2004 as the record date for the determination of stockholders who are entitled to notice of and to vote at the meeting.

A copy of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003 is enclosed.

To assure your representation at the meeting, please sign, date and return your proxy in the enclosed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors

MARK S. HOFFMAN

Secretary

One Bridge Plaza

Fort Lee, New Jersey 07024

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS—MAY 7, 2004

This Proxy Statement is furnished by the Board of Directors (the “Board”) of Neurologix, Inc., a Delaware corporation (the “Corporation”). The Proxy Statement is being sent to the Corporation’s stockholders in connection with the solicitation of proxies by the Corporation’s Board, on behalf of the Corporation, to be used at the Annual Meeting of Stockholders, which will be held at Montammy Golf Club, Route 9W & Montammy Drive, Alpine, New Jersey 07620 on Friday, May 7, 2004, at 3:00 p.m., Eastern time. The Corporation’s offices are located at One Bridge Plaza, Suite 605, Fort Lee, New Jersey 07024.

This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and proxy card are being mailed to the Corporation’s stockholders on or about April 15, 2004. A copy of the Corporation’s Annual Report to Stockholders for the year ended December 31, 2003 is also enclosed.

You are requested to complete, date and sign the accompanying proxy and return it to the Corporation in the enclosed envelope. The proxy relates to the election of one Class I director at the Annual Meeting. The proxy may be revoked at any time before it is exercised by written notice to the Corporation bearing a later date than the date on the proxy and any stockholder attending the meeting may vote in person whether or not he has previously submitted a proxy. The Corporation may solicit proxies in person, by mail, telephone, facsimile, e-mail or other similar means. Where instructions are indicated, proxies will be voted in accordance therewith. Where no instructions are indicated, proxies will be voted for the nominee for the Class I director set forth below.

The Board has fixed the close of business on March 26, 2004 as the record date (the “Record Date”) for the determination of stockholders who are entitled to notice of and to vote at the meeting. As of the Record Date, the outstanding number of voting securities of the Corporation was 562,786,485 shares, consisting of 562,785,840 shares of common stock, par value $.001 per share (“Common Stock”), and 645 shares of Series A convertible preferred stock, par value $.10 per share (“Series A Preferred Stock”). For each share held as of the Record Date, each holder of Common Stock is entitled to one vote and each holder of Series A Preferred Stock is entitled to one vote.

The presence, in person or by proxy, at the meeting of the holders of at least a majority of the shares issued and outstanding and entitled to vote will constitute a quorum. A plurality of the votes of the total number of the shares of Common Stock and Series A Preferred Stock present at the meeting will be necessary for the election of the Class I director of the Corporation. Under applicable Delaware law, in tabulating votes, abstentions (including broker non-votes) will be disregarded and will have no effect on the outcome of the vote.

RECENT MERGER

On June 18, 2003, the Corporation signed a letter of intent with Neurologix Research, Inc. (formerly known as “Neurologix, Inc.” and sometimes referred to herein as “NRI”) to merge a newly-formed, wholly-owned subsidiary of the Corporation (“CTP/N Merger Corp.”) with and into NRI, with NRI surviving as a wholly-owned subsidiary of the Corporation (the “Merger”). On August 13, 2003, the Corporation entered into an Agreement and Plan of Merger, with NRI and CTP/N Merger Corp., which was amended on November 14, 2003 (herein collectively referred to as the “Merger Agreement”). The consummation of the Merger was approved by the stockholders of the Corporation on February 9, 2004 and the Merger was closed on February 10, 2004.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

On the Record Date, to the knowledge of the Corporation, the persons and entities listed below were the only beneficial owners of more than five percent of the outstanding shares of Common Stock. Unless otherwise indicated, the address of each stockholder is that of the Corporation.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares
Palisade Private Partnership, L.P. Palisade Private Holdings, LLC One Bridge Plaza—Suite 695 Fort Lee, New Jersey 07024	170,047,254	(1)	30.22%

Warwick J. Greenwood, Trustee ATEC Trust Auckland Technology Enabling Corporation Limited P.O. Box 10-359 8th Floor, Lumley House 93 The Terrace Wellington, New Zealand	90,580,219	(2)	16.10%

Martin J. Kaplitt	60,325,064	(3)	10.72%

Michael R. Gleason	33,500,000	(4)	5.95%
Culmen Technology Partners, L.P. 6226 Colleyville Blvd.—Suite A Colleyville, Texas 76034	32,000,000		5.69%

(1)	Based upon the Schedule 13D filed with the Securities and Exchange Commission (“SEC”) by Palisade Private Partnership, L.P (“PPP”) on February 20, 2004. PPP is an investment limited partnership formed under the laws of Delaware. Palisade Private Holdings, LLC (“Holdings”), a Delaware limited liability company, is the general partner of PPP and is deemed to beneficially own the shares owned by PPP.
(2)	Based upon the Schedule 13D filed with the SEC by ATEC Trust (“ATEC”) on February 20, 2004. Warwick Greenwood is the trustee of ATEC and a certified accountant, and is a citizen of New Zealand. ATEC is a trust and is organized under the laws of New Zealand.
(3)	Based upon the Schedule 13D filed with the SEC by Dr. Martin J. Kaplitt on February 20, 2004 and includes 2,434,796 shares owned through his Keogh-Profit Sharing Plan and 57,890,268 shares owned individually.
(4)	Represents 32,000,000 shares of the Corporation’s common stock owned by Culmen Technology Partners, L.P. (“Culmen”). Mr. Gleason is the President and sole director of CTP, Inc., the general partner of Culmen. As a result, he may be deemed to have beneficial ownership over these shares. However, Mr. Gleason disclaims beneficial ownership of 30,200,000 shares of the Corporation’s common stock. Also includes options to purchase an aggregate of 1,500,000 shares of Corporation’s common stock.

The Corporation also has 645 shares of Series A Preferred Stock outstanding all of which are owned by Gordon Bryant, 9408 Avenido Del Oso NE, Albuquerque, New Mexico 87111.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows: (i) the number of shares of Common Stock that each of the Corporation’s directors, nominees and executive officers beneficially owned or had the right to acquire beneficial ownership of as of, or within sixty days of, the Record Date; and (ii) the percentage of the outstanding shares of Common Stock that such ownership constitutes.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class
Mark S. Hoffman	170,047,254	(2)	30.22%

Clark A. Johnson	11,262,702	(3)	1.96%

Martin J. Kaplitt	60,325,064		10.72%

Austin M. Long, III Alignment Capital Group, LLC 6615 Vaught Ranch Road—Suite 101 Austin, Texas 78730	416,667	(4)	*

Craig J. Nickels Alignment Capital Group LLC 6615 Vaught Ranch Road—Suite 101 Austin, Texas 78730	416,667	(4)	*

Officers and Directors as a Group (5 persons)	242,468,354	(5)	43.09%

*	Represents less than 1% of the outstanding shares.
(1)	Unless otherwise indicated, the address for each stockholder is the same as the address of the Corporation.
(2)	Includes 170,047,254 shares beneficially owned by PPP and Holdings. Mr. Hoffman is a managing member of Holdings but disclaims beneficial ownership of such shares.
(3)	Includes 250,000 shares of Common Stock which may be acquired upon the exercise of options which are exercisable immediately.
(4)	Includes 416,667 shares of Common Stock which may be acquired upon the exercise of options which are exercisable immediately.
(5)	Includes 170,047,254 shares beneficially owned by Holdings of which Mr. Hoffman is a managing director. Mr. Hoffman disclaims beneficial ownership of such shares. Also includes an aggregate of 1,083,334 shares of Common Stock which may be acquired upon the exercise of options which are exercisable immediately.

PROPOSAL NUMBER 1: ELECTION OF ONE CLASS I DIRECTOR

The Corporation’s Certificate of Incorporation, as amended in connection with the Merger, and By-laws, as amended following the Merger, provide that the Board is divided into three classes: Class I directors, Class II directors and Class III directors. The members of one of the three classes of directors are elected each year for a three-year term. The stockholders will elect one Class I director at the meeting to serve for a three-year term expiring at our annual meeting of stockholders in 2007 or until his successor has been elected and qualified, or until the earliest of his death, resignation or retirement. The Corporation’s certificate of incorporation provides that the total number of directors constituting the entire Board shall not be less than three nor more than twelve, with the then authorized directors being fixed from time to time by the Board. Currently, the Board is comprised of five directors.

NOMINEE FOR ELECTION AS CLASS I DIRECTOR

Unless instructed otherwise, the proxies named on the enclosed proxy card intend to vote the shares of Common Stock and Series A Preferred Stock that they represent to elect Clark A. Johnson to serve as the Class I director.

Mr. Johnson, age 72, has been a director of the Corporation since the closing of the Merger and of its wholly-owned subsidiary, Neurologix Research, Inc., since November 1999. He has been the Chairman of PSS World Medical, Inc., a national distributor of medical equipment and supplies to physicians, hospitals, nursing homes, and diagnostic imaging facilities since October 2000. Mr. Johnson served as Chairman and Chief Executive Officer of Pier 1 Imports from March 1985 to June 1998 and is a former Executive Vice President and Director of the Wickes Companies, Inc. In addition to the Corporation, he is a director of the following public companies: MetroMedia International Group, OptiCare Health Systems, Inc., PSS World Medical, Inc. and Refac. Mr. Johnson was recommended as a nominee by PPP.

Election of the Class I director of the Corporation will require the affirmative vote of a plurality of the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ITS NOMINEE FOR CLASS I DIRECTOR.

BOARD OF DIRECTORS AND COMMITTEES

Other Directors

The terms of the Class II and Class III directors expire in 2005 and 2006, respectively. Accordingly, these directors are not up for re-election at the meeting.

Class II Directors Continuing in Office With Terms Expiring at the 2005 Annual Meeting of Stockholders

MARK S. HOFFMAN—Mr. Hoffman, age 43, became a director of the Corporation and its Secretary and Treasurer on February 10, 2004 as a result of the Merger. He has been a director, the secretary and the treasurer of the Corporation’s wholly-owned subsidiary, Neurologix Research, Inc., since November 1999. He is a Managing Director of Palisade Capital Management, LLC (“PCM”), an affiliate of PPP, which he joined upon its formation in 1995. PCM is a registered investment adviser based in Fort Lee, New Jersey specializing in small capitalization equities and convertible securities as well as private equity and acts as investment manager to PPP and to two other private equity partnerships. In addition to the Corporation, he is a director of the following public companies: OptiCare Health Systems, Inc. and Refac. Mr. Hoffman was recommended as a director by PPP.

MARTIN J. KAPLITT, M.D.—Dr. Kaplitt, age 65, became the Chairman of the Board of Directors and President of the Corporation on February 10, 2004 as a result of the Merger. He has been a director and president of the Corporation’s wholly-owned subsidiary, Neurologix Research, Inc., since August 1999. Dr. Kaplitt has been associated with North Shore University Hospital for over 30 years and has held a variety of positions there, including: Chief of Thoracic and Cardiovascular Surgery from 1971 to 1978, Associate Attending in Cardiovascular Surgery from 1978 to 2001 and Adjunct Associate Attending in Surgery from 2001 to present. He was also a clinical associate professor of surgery at Cornell University Medical College. Dr. Kaplitt attended Cornell University and the State University of New York, Downstate Medical Center. Dr. Kaplitt is a fellow of the American College of Surgeons and the American College of Cardiology. In addition to the Corporation, he is a director of Trust Company of New Jersey.

Class III Directors Continuing in Office with Terms Expiring at the 2006 Annual Meeting of Stockholders.

AUSTIN M. LONG, III—Mr. Long, age 59, has been a director of the Corporation since June 2003. Mr. Long has worked as an investment professional in private markets since 1987, when he co-founded the University of Texas Management System’s private investment group. Mr. Long left the University of Texas in March 2000 to co-found Alignment Capital Partners, LLC, a private market portfolio management advisory operation based in Austin, Texas that was reorganized in October 2001 as Alignment Capital Group, LLC. Mr. Long holds a Masters in Professional Accounting from the University of Texas at Austin and a Juris Doctor from DePaul University. He is also a Certified Public Accountant.

CRAIG J. NICKELS—Mr. Nickels, age 50, has been a director of the Corporation since June 2003. Mr. Nickels has worked as an investment professional in private markets since 1993, when he joined Mr. Long at The University of Texas Management System’s private investment group. Mr. Nickels left the University of Texas in March of 2000 to co-found Alignment Capital Partners, LLC, a private investment management firm based in Austin, Texas that was reorganized in October 2001 as Alignment Capital Group, LLC, specializing in alternative asset consulting. Mr. Nickels is a holder of the Chartered Financial Analyst designation.

Board Composition and Changes During 2003

On June 18, 2003, the Corporation announced the appointment of Messrs. Long and Nickels to its Board of Directors, effective June 13, 2003. Following the Merger, as provided for in the Merger Agreement, both of them are continuing to serve as Class III directors. In addition, the Corporation announced the resignations of Mr. William B. Avery and Mr. James M. Dubin as directors, effective June 12, 2003.

The following table sets forth the names of the persons who served as directors of the Corporation during 2003 for the periods set forth beside their respective names:

Name	Period
William B. Avery	January 1, 2003 to June 12, 2003
James M. Dubin	January 1, 2003 to June 12, 2003
Michael R. Gleason	January 1, 2003 to December 31, 2003
Austin M. Long, III	June 13, 2003 to December 31, 2003
Craig J. Nickels	June 13, 2003 to December 31, 2003

Board Meetings

The Corporation has copies of minutes of meetings held on June 16, 2003 and August 11, 2003 relating to the appointment of Mr. Gleason as the Corporation’s Chief Executive Officer and approval of the Merger. At these two meetings, all of the then serving directors were in attendance. While other action was taken by the Board during the year, including the severance agreement with William B. Avery, the appointment of Messrs. Long and Nickels to the Board, the approval of the Chief Executive Officer’s compensation and the November 14, 2003 amendment to the Merger Agreement, the new Board and management of the Company has been unable to locate any record of the dates and times of meetings, who attended and the actions taken.

Committees

The Board currently maintains an Audit Committee and a Compensation Committee.

Prior to 2003, the Board had a Compensation Committee that was comprised of Messrs. Avery and Dubin and a Nominating Committee comprised of Mr. Avery. Messrs. Avery and Dubin both resigned from the Board on June 12, 2003. No meetings were held or actions taken by either the Compensation Committee or the Nominating Committee in 2003 prior to the date of their resignations.

On February 10, 2004, at the initial meeting of the Board of Directors following the closing of the Merger, a new Compensation Committee was formed consisting of Mark S. Hoffman (Chair), Austin M. Long, III and Craig J. Nickels. Mr. Hoffman is a managing member of Holdings which is the general partner of PPP, which beneficially owns approximately 30.22% of the Corporation’s outstanding capital stock. Messrs. Long and Nickels are both independent directors.

After the resignations of Messrs. Avery and Dubin, the Board did not appoint new members to serve on the Nominating Committee. The Merger closed on February 10, 2004 and, during the balance of 2004, the Board intends to address its director nomination process and the minimum qualifications that must be met by a nominee to the Board.

2003 Audit Committee

During 2003, Michael R. Gleason, who served as the sole member of the Audit Committee, was not independent using the independence definition of the American Stock Exchange. This Committee was charged with the responsibility of overseeing the financial reporting process of the Corporation. In the course of performing its functions, the Audit Committee (i) reviewed the Corporation’s internal accounting controls and its audited financial statements, (ii) reviewed with the Corporation’s independent auditors the scope of their audit, their report and their recommendations, (iii) considered the possible effect on the independence of such accountants in approving non-audit services requested of them and (iv) recommended the action to be taken with respect to the appointment of the Corporation’s independent auditors. The Board adopted the Audit Committee’s charter that was in effect during 2003 on April 30, 2001. The Audit Committee met four times in 2003.

New Audit Committee

At the February 10, 2004 meeting of the Board, Messrs. Long (Chair) and Nickels were elected to serve on the Audit Committee. Both of them are independent using the definition of the American Stock Exchange.

The Committee is responsible for the appointment, compensation and oversight of the work of the Corporation’s independent auditors and, in this regard, it meets periodically with the independent auditors to review plans for the audit and the audit results, reviews financial statements, accounting policies, tax and other matters for compliance with the requirements of the Financial Accounting Standards Board and government regulatory agencies. The Board of Directors has determined that Mr. Long is a “financial expert”, as that term is defined under Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934, as amended. On March 23, 2004, the Board adopted a new written charter of the Audit Committee, a copy of which is filed herewith as Exhibit A.

Directors’ Compensation

Messrs. Long and Nickels each received director fees in the sum of $1,250 during 2003. Except for the consulting fees paid to Michael R. Gleason for serving as the Corporation’s Chief Executive Officer, no other director received any compensation from the Corporation during 2003.

On March 23, 2004, the Board approved a new compensation package for its non-executive directors. Under the terms thereof, Messrs. Long and Nickels, members of the Audit Committee, will each receive a quarterly retainer of $2,500 and Mr. Johnson will receive a quarterly retainer of $1,500. In addition, the Corporation granted to Messrs. Long, Nickels and Johnson options to purchase 1,250,000, 1,250,000 and 750,000 shares of the Corporation’s Common Stock, respectively, at an exercise price of $.06 per share (the fair market value on the date of the grant). One-third of such options vested immediately on the date of grant, one-third vests on March 23, 2005 and the remaining one-third vests on March 23, 2006.

CODE OF ETHICS

The Board of Directors has adopted a Code of Ethics for its Chief Executive and Senior Financial Officers and the Corporation’s Chief Executive Officer and Chief Financial Officer have signed the code and will be held to the standards outlined therein. In addition, the Board of Directors adopted a Code of Ethics and Conduct applicable to all employees, officers, scientific advisors and directors of the Corporation. Copies of both codes of ethics are filed as an exhibit to the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and are available at the Corporation’s website at http://www.neurologix.net under the heading “Investors—Corporate Governance”.

COMPENSATION OF EXECUTIVE OFFICERS

The following table presents the aggregate compensation for services in all capacities paid by the Corporation and its subsidiaries in respect of the years ended December 31, 2003, 2002 and 2001 to the Corporation’s former Chief Executive Officers. Effective June 17, 2003, Michael R. Gleason was appointed Chief Executive Officer of the Corporation, succeeding William B. Avery who resigned effective the same date. He was the only employee of the Corporation from the date of his appointment to the date of the Merger.

The Corporation currently has two executive officers, Martin J. Kaplitt, President, and Mark S. Hoffman, Secretary and Treasurer. Dr. Kaplitt received $24,000 from NRI during 2003. Effective April 1, 2004, his compensation for serving as an officer of the Corporation and NRI was increased to $85,000. During 2003, Mr. Hoffman did not receive any compensation from NRI and the Corporation does not expect to pay him any compensation for serving as an officer of the Corporation and NRI during 2004.

For purposes of this proxy statement, the term “Named Executives” shall mean Messrs. Kaplitt, Hoffman, Avery and Gleason. Except as set forth herein, the Named Executives did not receive any compensation from the Corporation during the years ended December 31, 2001 to December 31, 2003.

Summary Compensation Table

	Annual Compensation				Securities Underlying Options (#)
Name and Position	Year	Salary		Bonus
William Avery Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer (from January 1, 2003 to June 17, 2003)	2003 2002 2001	$280,000 $280,000 $128,723	*	— — —	— — 9,000,000

Michael R. Gleason Chief Executive Officer and Chief Financial Officer, (from June 17, 2003 to the closing of the Merger)	2003	$109,000		—	—

*	For information regarding a Separation Agreement and General Release, dated as of June 17, 2003, between the Corporation and Mr. Avery, see “Avery Employment and Separation Agreements” below.

Option/SAR Grants and Exercises in Last Fiscal Year

No stock appreciation rights or options were granted to, or exercised by, the Named Executives during 2003. However, in connection with the Separation Agreement and General Release between William B. Avery, the Corporation’s then Chief Executive Officer, and the Corporation, dated as of June 17, 2003 (the “Separation Agreement”), 9,000,000 share options granted to Mr. Avery in September 2001 and approved by the stockholders at the Corporation’s last Annual Meeting held on August 21, 2002 became vested and, notwithstanding any provision of the option grant to the contrary, all such options granted are now exercisable on or before March 31, 2005. During 2003, the Corporation recorded a $90,000 stock compensation charge related to a modification of these options. For information regarding the Separation Agreement, see “Avery Employment and Separation Agreements” below.

Fiscal Year-End Option Values

The following table reflects the “In-the-Money Options” held by the Named Executives as of December 31, 2003. No options were exercised by the Named Executives during 2003.

	Number of Securities Underlying Unexercised Options At Fiscal Year-End		Value of Unexercised In-the-Money Options At Fiscal Year-End
Name	Exercisable	Not Exercisable	Exercisable	Not Exercisable
Michael R. Gleason	1,489,583	10,417	$10,000	$0
William B. Avery	9,000,000	0	$90,000	$0

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2003, adjusted to reflect the terms of the Merger, with respect to compensation plans (including individual compensation arrangements) under which equity securities of the Corporation are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
2000 Stock Option Plan approved by stockholders	8,585,747	$0.12	11,414,253
Stock option grant to former Chief Executive Officer, William B. Avery approved by stockholders	6,000,000	$0.03	—
Equity compensation plans not approved by stockholders	—	—	—

Total	14,585,747	$0.08	11,414,253

Avery Employment and Separation Agreements

On September 19, 2001, the Corporation entered into an employment agreement with Mr. Avery, which had an initial term expiring on December 31, 2004 and an annual salary of $280,000. On the same date, the Corporation also entered into a severance compensation agreement with Mr. Avery which provided that if his employment was terminated without “cause” within one year of a change of control of the Corporation, he would be entitled to (i) a lump sum equal to 1.5 times his average base salary for the previous five years; (ii) a lump sum equal to any amounts forfeited under any employee pension benefit plan; and (iii) continued coverage (until the later of (x) the day Mr. Avery accepts new full-time employment or (y) three years from the date of termination) under all employee welfare benefit plans. The Merger would have constituted a “change of control”.

On June 17, 2003, the Corporation and Mr. Avery entered into the Separation Agreement pursuant to which the Corporation agreed to pay him $152,000 and provide the following:

•	an office through September 30, 2003;

•	an e-mail address through December 31, 2003;

•	insurance benefits through December 31, 2004; and,

•	as described above (See “Option/SAR Grants and Exercises in Last Fiscal Year”), options to purchase 9,000,000 shares at $.03 per share were modified so that they vested immediately and would remain exercisable through March 31, 2005. The Corporation also agreed to pay his attorney fees in connection with the Separation Agreement, moving expenses for his personal property and up to $500 to transfer his personal digital computer files off of the Corporation’s computer system.

In addition to the above, the Separation Agreement provided for the assignment by the Corporation to Mr. Avery of its interest in (i) InSys Technology LLC, a Delaware limited liability Corporation (“InSys”), (ii) a related promissory note made by John J. Goodwin in a principal amount of $100,000 and (iii) a warrant to purchase common stock of RAND Interactive Corporation (“RAND”). As of the date of the Separation Agreement, the book value of InSys and the RAND warrant on the Corporation’s books was approximately $14,000 and $0, respectively. The Corporation has agreed to pay Mr. Avery’s Federal, state and local income tax liabilities arising out of the transfer of these assets.

In consideration of the above, Mr. Avery waived and released any common law, statutory or other complaints, claims, charges or causes of action arising out of or relating to his employment or termination of employment with, or his serving in any capacity in respect of, the Corporation, its subsidiaries and/or their affiliates, both known and unknown, in law or in equity, which he ever had against the Corporation, its subsidiaries and/or their affiliates or any of their respective shareholders, employees, directors or officers.

Compensation Committee Report On Executive Compensation

Prior to 2003, the Board had a Compensation Committee that was comprised of Messrs. Avery and Dubin, both of whom resigned from the Board on June 12, 2003. During 2003, all action taken on executive compensation was approved by the entire board.

On February 10, 2004, at the initial meeting of the Board of Directors following the closing of the Merger, a new Compensation Committee was formed consisting of Mark S. Hoffman (Chair), Austin M. Long, III and Craig J. Nickels.

Chief Executive Officer Compensation

William B. Avery was the Chief Executive Officer of the Corporation until June 17, 2003 when the Separation Agreement and his resignation became effective. At that time, Michael R. Gleason replaced Mr. Avery as Chief Executive Officer and he served in that capacity until the closing of the Merger on February 10, 2004. The Corporation had no other executives for which the Board was responsible for administering compensation in 2003.

On September 30, 2002, the Board adopted a plan of liquidation and dissolution in order to maximize stockholder value and noted that if no suitable business opportunities became available to it, subject to stockholder approval, it would commence liquidation in 2003. The Board was given the authority to amend, modify or abandon the plan if it determined that doing so would be in the best interests of the Corporation and its stockholders. On June 18, 2003, the Corporation signed a letter of intent with respect to the Merger and entered into the Merger Agreement on August 13, 2003 and an amendment to the Merger Agreement on November 14, 2003. The consummation of the Merger was approved by the stockholders of the Corporation on February 9, 2004 and the Merger was closed on February 10, 2004.

The Corporation’s chief objective in executive compensation during 2003 was to assure that there would be continuity of management while the Corporation was initially proceeding with its plan of liquidation and dissolution and subsequently with the Merger. The Board believed that the Separation Agreement with Mr. Avery was necessary to facilitate the Merger and also enabled the Corporation to settle its contractual obligations to Mr. Avery on acceptable terms. During the period from June 17, 2003 to the completion of the Merger, Mr. Gleason was the sole employee of the Corporation and was paid a monthly consulting fee of $14,500 for his services. In addition to the general administration of the Corporation’s affairs, he was responsible for the negotiations for and completion of the sale of Papke-Textor, Inc. (also known as Canned Interactive) and the negotiations for and the completion of the Merger.

Objectives of Current Compensation Committee

The primary objective of the current Compensation Committee is to retain the most highly qualified executive officers and to ensure that their compensation structure aligns their interests with those of the stockholders of the Corporation. While the Compensation Committee will administer and decide upon executive compensation, stock option and benefit plans and grants under such plans, the Corporation’s overall compensation strategy, including a determination of compensation paid to the President of the Corporation, Martin J. Kaplitt, will be presented to the entire Board for its ratification.

Presently, Dr. Martin J. Kaplitt is the only key executive for whom the Committee is responsible for administering compensation in 2004. During 2003, Dr. Kaplitt received $24,000 from NRI. Effective April 1, 2004, the Committee has increased his annual compensation to $85,000, which increase was ratified by the Board on March 23, 2004.

Components of Executive Compensation

The Corporation intends to use both cash and equity in compensating its executives and employees.

Deductibility of Compensation

Section 162(m) of the Code generally limits to $1,000,000 the Corporation’s federal income tax deduction for compensation paid in any year to each of its Chief Executive Officer and the four other most highest paid executive officers, to the extent such compensation is not “performance-based” within the meaning of Section 162(m). The Committee will, in general, seek to qualify compensation paid to its executive officers for deductibility under Section 162(m), although the Committee believes it is appropriate to retain the flexibility to authorize payments of compensation that may not qualify for deductibility if, in the Committee’s judgment, it is in the Corporation’s best interest to do so.

The Compensation Committee of the Board,

Mark S. Hoffman, Chair

Austin M. Long, III

Craig J. Nickels

Compensation Committee Interlocks And Insider Participation

From January 1, 2003 to June 12, 2003, the Compensation Committee was comprised of Messrs. Avery and Dubin. During their service as members of the Board in 2003, none of the Committee members received any compensation from the Corporation other than their fees as directors of the Corporation. Paul Weiss, Rifkind, Wharton & Garrison LLP, of which Mr. Dubin is a partner received $419,000, $387,000 in fees in 2003 and 2002, respectively

COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

The graph below compares the total stockholder return on the Corporation’s Common Stock with the total stockholder return of (i) the NASDAQ Stock Market (U.S.) Index and (ii) the MG Group Information Technology Services Index, assuming an investment of $100 on December 31, 1999 in each of the Corporation’s Common Stock, the stocks comprising the NASDAQ Market Index and the stocks comprising the MG Group Index. The chart also includes the cumulative total return on the Hambrecht & Quist Internet Index during the period from December 31, 1999 through December 31, 2001.

COMPARE CUMULATIVE TOTAL RETURN

AMONG NEUROLOGIX, INC.

NASDAQ INDEX AND MG GROUP INDEX

ASSUMES $100 INVESTED ON DEC. 31, 1999

ASSUMES DIVIDENDS REINVESTED

FISCAL YEAR ENDING DEC. 31, 2003

	Year Ended December 31, 2003
	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Neurologix Inc.	100.00	300.00	20.00	8.00	144.00
MG Group Information Technology Services Index	100.00	61.24	65.43	35.57	50.39
NASDAQ Market Index (U.S.)	100.00	60.71	47.93	34.20	51.98
Hambrecht & Quist Internet Index	100.00	38.48	24.76	N/A	N/A

The Hambrecht & Quist Internet Index was discontinued as an index in February, 2002 and will not be available to the Corporation as a performance indicator of the Common Stock. To replace the Hambrecht & Quist Internet Index, the Corporation has selected the MG Group Information Technology Services Index. The Corporation has included the performance of the Hambrecht & Quist Internet Index through the fiscal year ended December 31, 2001 to provide a point of comparison against the MG Group Information Technology Services Index.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For information on the Separation Agreement, see “Compensation of Executive Officers—Avery Employment and Separation Agreements.”

Pursuant to the Merger Agreement, following the closing of the Merger NRI paid Palisade Capital Securities, LLC, an affiliate of PPP, $200,000 for investment banking services rendered in connection with the Merger. PPP is beneficial owner of approximately 30.22% of the Corporation’s outstanding capital stock.

During the year ended December 31, 2003, the Corporation incurred legal fees in connection with certain transactions and other matters in the normal course of business. A portion of these services was provided by Paul, Weiss, Rifkind, Wharton & Garrison LLP, of which James M. Dubin, a member of the Board and the compensation committee up until his resignation from the Board effective June 12, 2003, is a partner. Fees incurred by this firm totaled approximately $419,000 and $387,000 for the years ended December 31, 2003 and 2002, respectively.

Except as otherwise provided in this proxy statement, since January 1, 2003, there has not been at any time any relationship or related transaction which the Corporation would be required to disclose under Item 404 of Regulation S-K.

AUDIT COMMITTEE REPORT

The Board has an Audit Committee comprised of two directors. All members of the Audit Committee currently meet the independence and qualification standards for audit committee membership set forth in the listing standards of Exchange Act.

The Audit Committee oversees the Corporation’s financial process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the 2003 Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Board adopted a written charter of the Audit Committee on April 30, 2001. After the closing of the Merger, the Board, on March 23, 2004, adopted a new charter. A copy of the new charter is attached as Exhibit “A” hereto.

The Corporation’s management is responsible for the preparation, presentation and integrity of the Corporation’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, J.H. Cohn LLP, are responsible for performing an independent audit of the consolidated financial statements prepared in accordance with generally accepted accounting principles.

In performing its oversight function, the Audit Committee reviewed with the Corporation’s independent auditors such auditors’ judgments as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards Nos. 61 and 90. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Corporation and received the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1.

The Committee discussed with the Corporation’s independent auditors the overall scope and plans for their audit. The Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting.

In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee set forth below and in its charter, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee also approved the selection of the Corporation’s independent auditors for the fiscal year ended December 31, 2003.

It should be noted that although the members of the Audit Committee are financially sophisticated they are not professionally engaged in the practice of auditing or accounting, are not employed by the Corporation for accounting, financial management or internal control purposes and are not experts in the fields of accounting or auditing, including the determination of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Corporation’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that J.H. Cohn LLP is in fact “independent.”

The Audit Committee of the Board,

Austin M. Long III, Chair

Craig J. Nickels

INDEPENDENT PUBLIC ACCOUNTANTS

KPMG LLP (“KPMG”) served as the independent public accountants for the Corporation during the fiscal year ended December 31, 2002. On February 20, 2004, the Audit Committee engaged the accounting firm of J.H. Cohn LLP (“J.H. Cohn”), NRI’s historical independent accountants, to replace KPMG. KPMG did not resign or decline to stand for re-election, but was dismissed on February 23, 2004 as part of the change of control to allow the appointment of J.H. Cohn as the Corporation’s principal accountants.

KPMG’s opinions regarding the financial statements of the Corporation for the two fiscal years ended December 31, 2002 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles; except that the audit report of KPMG for the audit of the consolidated financial statements as of December 31, 2001 and 2002 and for the two years ended December 31, 2002, dated March 27, 2003, contained two explanatory paragraphs. The first explanatory paragraph referred to the Corporation’s change in its method of accounting for goodwill and other intangible assets, in 2002, as discussed in Note 2 to the consolidated financial statements for the year ended December 31, 2002. The second explanatory paragraph referred to the uncertainty of the Corporation to continue as a going concern in light of a plan of liquidation and dissolution that it had adopted and which raised substantial doubt about its ability to continue as a going concern. The Corporation’s plans with regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might arise from the outcome of this uncertainty.

The Corporation is not aware of any disagreements with KPMG during the two fiscal years ended December 31, 2002 and 2001 and the subsequent interim period up to the date of dismissal on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements if not resolved to their satisfaction would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement.

On February 20, 2004, the Corporation engaged J.H. Cohn LLP to perform the Corporation’s audit for 2003. J.H. Cohn LLP does not have any direct or indirect financial interest in the Corporation in any capacity other than that of independent public accountants. A representative of J.H. Cohn will be present at the meeting to answer questions by stockholders concerning the accounts of the Corporation and will have the opportunity to make a statement, if such representative desires to do so.

Principal Accounting Firm Fees

The following table sets forth the aggregate fees billed to the Corporation for the fiscal years ended December 31, 2003 and 2002 by the Corporation’s former principal accounting firm, KPMG LLP:

Description	2003	2002
Audit fees	$196,050	$132,100
Audit related fees	—	39,700
Tax fees	—	—
All other fees	—	—

Total	$196,050	$171,800

“Audit related fees” consist primarily of services rendered in connection with a proposed merger with Franklin Capital Corporation, which was not completed.

The pre-Merger Audit Committee was responsible for the approval of these fees.

The following table sets forth the aggregate fees billed to the Corporation for the fiscal year ended December 31, 2003 by the Corporation’s principal accounting firm, J.H. Cohn LLP:

Description	2003
Audit fees	$25,000
Audit related fees	—
Tax fees	—
All other fees	$83,290

Total	$108,290

“All other fees” consists of audit services performed with respect to 2003 for the Corporation’s post-Merger subsidiary, Neurologix Research, Inc. The Audit Committee has considered such other fees, and has determined that such fees are compatible with maintaining J.H. Cohn’s independence.

During 2003, the Audit Committee did not have a pre-approval policy in effect for the approval of service rendered by the Corporation’s independent auditors and none of the services provided by the independent auditors was provided pursuant to the de minimus exception to the pre-approval requirements contained in the SEC’s rules.

OTHER MATTERS

The Board of the Corporation does not know of any other matters which are likely to be brought before the meeting. However, in the event that any other matters properly come before the meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their judgment on such matters.

PROPOSALS BY STOCKHOLDERS

Proposals of stockholders intended to be presented, pursuant to Rule 14a-8 under the Exchange Act, at the 2005 Annual Meeting of Stockholders of the Corporation, which is currently scheduled to be held on May 8, 2005, must be received by the Corporation at the Corporation’s principal executive offices by December 6, 2004 if they are to be included in the Corporation’s proxy statement and proxy relating to such meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on its review of Forms 3, 4 and 5 filed under Section 16(a) of the Securities Exchange Act of 1934, as amended, and amendments thereto, the Corporation believes that during fiscal 2003, all Section 16(a) filing requirements applicable to its officers, directors and other principal stockholders of the Corporation were complied with.

SOLICITATION OF PROXIES

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy will be borne by the Corporation. In addition to the solicitation of proxies by use of the mails, the Corporation may solicit proxies personally and by telephone and telegraph.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

The Board has adopted a written policy on stockholder and interested party communications with directors, a copy of which is available on the Corporation’s corporate website at http://www.neurologix.net.

Under the policy, stockholders and other interested parties may contact any member (or all members) of the Board, any Board committee or any chair of any such committee by mail. To communicate with the Board, any individual directors or any group or committee of directors, correspondence should be addressed to the Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent to the Corporation’s secretary at One Bridge Plaza, Suite 605, Fort Lee, New Jersey, 07024.

All communications received as set forth in the preceding paragraph will be directed to our Chairman of the Board for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Chairman of the Board will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

WHERE YOU CAN FIND MORE INFORMATION

The Corporation files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC’s regional offices located at 233 Broadway, New York, New York 10279; 801 Brickell Ave., Suite 1800, Miami, Florida 33131; 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604; 1801 California Street, Suite 4800, Denver, Colorado 80202-2648 or 5670 Wilshire Boulevard, Suite 1100, Los Angeles, California 90036-3648. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. The SEC allows the Corporation to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information by referring you to another document filed separately with the SEC. The Corporation’s Annual Report on form 10-K for the year ended December 31, 2003 is incorporated by reference into this Proxy Statement and is deemed to be a part of this Proxy Statement, except for any information superseded by information contained directly in this Proxy Statement. A copy of such report is being mailed to the Corporation’s stockholders with this Proxy Statement. All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the annual meeting shall also be deemed to be incorporated by reference into this Proxy Statement.

Our stockholders may obtain the above-mentioned documents, without charge, by requesting them in writing or by telephone from the Corporation by writing to: Neurologix, Inc., One Bridge Plaza, Suite 605, Fort Lee, New Jersey 07024.

You should rely only on the information contained in this Proxy Statement or other documents to which we refer to vote at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date, and the mailing of the Proxy Statement to stockholders shall not create any implication to the contrary.

By Order of the Board Of Directors

MARK S. HOFFMAN

Secretary

April 9, 2004

EXHIBIT A

CHARTER OF THE AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS OF NEUROLOGIX, INC.

AS AMENDED BY THE BOARD ON MARCH 23, 2004

PURPOSE OF THE COMMITTEE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Neurologix, Inc. (“the Corporation”) is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, and internal control functions of the Corporation and its subsidiaries (if any), including, without limitation, (a) assisting the Board’s oversight of (i) the integrity of the Corporation’s financial statements, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Corporation’s Independent Auditors (as defined below), and (iv) the performance of the Corporation’s Independent Auditors and the Corporation’s internal audit function, and (b) preparing the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Corporation’s annual proxy statement.

COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of one or more directors as determined from time to time by resolution of the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. Each member of the Committee shall be qualified to serve on the Committee, and the composition of the Committee as a whole shall be determined, pursuant to the requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, in each case, as amended (collectively, the “Exchange Act”), including, but not limited to, the following:

1.	Each member of the Committee shall be affirmatively determined, in the business judgment of the Board, to qualify as an “independent director” as required by the Exchange Act;

2.	Each member of the Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Committee;

3.	At all times, at least one member of the Committee shall (i) have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such member’s financial literacy, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities and (ii) be an “audit committee financial expert” as defined in the Exchange Act; and

4.	No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Any such determination must be disclosed in the Corporation’s annual proxy statement.

MEETINGS OF THE COMMITTEE

The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. The presence in person or by telephone of a majority of the Committee’s members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at the meeting of the Committee at which a quorum is present. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary; however, it will meet privately with the Corporation’s Independent Auditors (as defined below) at least once per year. The Committee shall maintain minutes of its meetings and records relating to those meetings and provide copies of such minutes to the Board, other than the private sessions.

DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The following duties and responsibilities are within the authority of the Committee and the Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the SEC or any other applicable regulatory authority:

(1)	Appoint, retain, replace and terminate, in its sole discretion (subject, if applicable, to stockholder approval) any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, and each such registered public accounting firm must report directly to the Committee (the registered public accounting firm engaged for the purpose of preparing or issuing an audit report for inclusion in the Corporation’s Annual Report on Form 10-K is referred to herein as the “Independent Auditors”);

(2)	Review and, in its sole discretion, approve in advance the Independent Auditors’ annual engagement letter, including the proposed fees and terms contained therein;

(3)	Review and, in its sole discretion, approve in advance all non-audit engagements of the Independent Auditors not meeting the waiver exemption;

(4)	Request funding from the Corporation, which funding the Corporation shall provide, for the purposes of compensating the Independent Auditor or retaining any independent counsel or other advisors that the Committee deems necessary to advise it in carrying out its duties;

(5)	Review the performance of the Corporation’s Independent Auditors, including the lead partner and reviewing partner of the Independent Auditors, and, in its sole discretion, make decisions regarding the replacement or termination of the Independent Auditors when circumstances warrant;

(6)	Obtain at least annually from the Corporation’s Independent Auditors and review a report describing:

(i)	the Independent Auditors’ internal quality-control procedures;

(ii)	any material issues raised by the most recent internal quality-control review, or peer review, of the Independent Auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the Independent Auditors, and any steps taken to deal with any such issues; and

(iii)	all relationships between the Independent Auditors and the Corporation (including a description of each category of services provided by the Independent Auditors to the Corporation and a list of the fees billed for each such category);

The Committee should present its conclusions with respect to the above matters, as well as its review of the lead partner [and the reviewing partner] of the Independent Auditors, and its views on whether there should be a regular rotation of the Independent Auditors, to the Board.

(7)	Oversee the independence of the Independent Auditors by, among other things:

(i)	requiring the Independent Auditors to deliver to the Committee, on a periodic basis, a formal written statement delineating all relationships between the Independent Auditors and the Corporation;

(ii)	actively engaging in a dialogue with the Independent Auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the Independent Auditors and taking any appropriate action to satisfy itself of the independence of the Independent Auditors;

(8)	Instruct the Independent Auditors that (i) they must report directly to the Committee, (ii) they are ultimately accountable to the Committee and the Board, as representatives of the Corporation’s stockholders and (iii) the Committee is directly responsible (subject, if applicable, to stockholder approval) for the appointment, retention, replacement and termination of the Independent Auditors;

(9)	Review with the Independent Auditors any information furnished by the Independent Auditors pursuant to Section 10A of the Exchange Act, including, without limitation, such information relating to any illegal acts that have or may have occurred, all critical accounting policies to be used in the conduct of the audit and all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) discussed with management or considered in connection with the audit, the ramifications of the use of such alternative treatments, and the independent auditors views concerning such alternative treatments;

(10)	Review the audit plan and scope of any audit or review with the Independent Auditors;

(11)	Review with management and the Independent Auditors at the completion of the Independent Auditors’ audit or review services:

(i)	the Corporation’s annual financial statements and related footnotes to be included in the Corporation’s Annual Report on Form 10-K, prior to its filing with the SEC or other publication, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any major issues related thereto;

(ii)	the Independent Auditors’ review of the year-end earnings release;

(iii)	the Independent Auditors’ audit of the annual financial statements and their report thereto;

(iv)	the Corporation’s quarterly reports on Form 10-Q, prior to their filing with the SEC or other publication.

(v)	the Independent Auditors’ review of the quarterly earnings releases.

(vi)	any significant changes in the Independent Auditors’ audit plan;

(vii)	any difficulties or disputes with management encountered during the course of the audit; and

(viii)	major issues regarding accounting principles and financial statements presentations, including any significant changes in the Corporation’s selection or application of accounting principles;

(ix)	any analyses prepared by management and/or the Independent Auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles methods on the Corporation’s financial statements; and

(x)	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation;

(xi)	other matters, if any, related to the conduct of the audit or review which are to be communicated to the Committee;

(12)	Review and discuss with management and the Independent Auditors:

(i)	any material financial or non-financial arrangements of the Corporation which do not appear on the financial statements of the Corporation; and

(ii)	any transactions or courses of dealing with parties related to the Corporation which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Corporation’s financial statements;

(13)	Review on a regular basis with the Corporation’s Independent Auditors any problems or difficulties encountered by the Independent Auditors in the course of any audit work, including management’s response with respect thereto, any restrictions on the scope of the Independent Auditor’s activities or on access to requested information, and any significant disagreements with management.

(14)	Discuss with the Corporation’s Independent Auditors the matters required to be communicated pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees) of the Auditing Standards Board of the American Institute of Certified Public Accounts, including any amendments or supplements thereto (“SAS 61”);

(15)	Attempt to resolve any difficulties, disputes or disagreements between the Independent Auditors and management regarding financial reporting;

(16)	Review:

(i)	the adequacy and effectiveness of the Corporation’s accounting and internal control policies and procedures on a regular basis through inquiry and discussions with the Corporation’s Independent Auditors and management;

(ii)	any yearly report prepared by management, and attested to by the Corporation’s Independent Auditors, assessing the effectiveness of the Corporation’s internal control over financial reporting and stating management’s responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in the Corporation’s Annual Report on Form 10-K; and

(iii)	the Committee’s level of involvement and interaction with the Corporation’s internal audit activities, including the Committee’s line of authority and role in appointing and compensating any employees engaged in the internal audit function;

(17)	Review with the chief executive officer, chief financial officer and Independent Auditors, periodically, the following:

(i)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize and report financial information; and

(ii)	any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal control over financial reporting;

(18)	Discuss guidelines and policies governing the process by which senior management of the Corporation and the relevant departments of the Corporation, assess and manage the Corporation’s exposure to risk, as well as the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

(19)	Review with management the progress and results of any and all internal audit projects, and, when deemed necessary or appropriate by the Committee, direct the Corporation’s chief executive officer to assign additional internal audit projects to the Corporation’s staff;

(20)	Review with management the Corporation’s administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies;

(21)	Receive periodic reports from the Corporation’s Independent Auditors and management to assess the impact on the Corporation of significant accounting or financial reporting developments that may have a bearing on the Corporation;

(22)	Review and discuss with the Independent Auditors the results of the year-end audit of the Corporation, including any comments or recommendations of the Corporation’s Independent Auditors and, based on such review and discussions and on such other considerations as it determines appropriate, recommend to the Board whether the Corporation’s financial statements should be included in the Annual Report on Form 10-K;

(23)	Review the type and presentation of information to be included in the Corporation’s earnings press releases (especially the use of “pro forma” or “adjusted” information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by the Corporation to analysts and rating agencies (which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Corporation may provide earnings guidance);

(24)	Establish clear hiring policies by the Corporation for employees or former employees of the Corporation’s Independent Auditors;

(25)	Meet periodically with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including (i) any matters that may have a material impact on the financial statements of the Corporation and (ii) any matters involving potential or ongoing material violations of law or breaches of fiduciary duty by the Corporation or any of its directors, officers, employees or agents or breaches of fiduciary duty to the Corporation;

(26)	Review the Corporation’s policies relating to the ethical handling of conflicts of interest and review past or proposed transactions between the Corporation and members of management as well as policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets. The Committee shall consider the results of any review of these policies and procedures by the Corporation’s Independent Auditors;

(27)	Review and approve in advance any services provided by the Corporation’s Independent Auditors to the Corporation’s executive officers or members of their immediate family;

(28)	Review the Corporation’s program to monitor compliance with the Corporation’s Code of Conduct, and meet periodically with the Corporation’s senior management to discuss compliance with the Code of Conduct;

(29)	Establish procedures for the receipt, retention and treatment of reports of evidence of a material violation made by attorneys appearing and practicing before the SEC in the representation of the Corporation or its subsidiaries (if any), or reports made by the Corporation’s chief executive officer or general counsel in relation thereto;

(30)	Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Corporation;

(31)	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

(32)	Establish and maintain free and open means of communication between and among the Board, the Committee, the Independent Auditors, the Corporation’s internal auditors, if any, and management, including providing such parties with appropriate opportunities to meet privately with the Committee;

(33)	Review and reassess annually the Committee’s charter;

(34)	Prepare the report required by the rules of the SEC to be included in the Corporation’s annual proxy statement;

(35)	Report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s Independent Auditors, or the performance of the internal audit function; and

(36)	Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee deems necessary or appropriate.

EVALUATION OF THE COMMITTEE

The Committee shall, on an annual basis, evaluate its performance. The evaluation shall address all matters that the Committee considers relevant to its performance, including a review and assessment of the adequacy of this Charter, and shall be conducted in such manner as the Committee deems appropriate.

The Committee shall deliver to the Board a report, which may be oral, setting forth the results of its evaluation, including any recommended amendments to this Charter.

INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Corporation’s expense, such independent counsel or other consultants or advisers as it deems necessary.

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While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for preparing or certifying the financial statements, for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation from which it receives information and (ii) the accuracy of the financial and other information provided to the Committee, in either instance absent actual knowledge to the contrary.

Nothing contained in this charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Committee except to the extent otherwise provided under the Exchange Act or Delaware law, which collectively shall continue to set the legal standard for the conduct of the members of the Committee.

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NEUROLOGIX, INC.

MR A SAMPLE

DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL (1) BELOW. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

A Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominee as Class 1 Director.

For Withhold

01—Clark A. Johnson

B Issues

2. For the transaction of such other business as may properly come before the meeting and at any adjustments or adjournments thereof.

C Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1—Please keep signature within the box

Signature 2—Please keep signature within the box

Date (mm/dd/yyyy)

Proxy—NEUROLOGIX, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 7, 2004

May 7, 2004, 3:00 p.m.

Montammy Golf Club

Route 9W & Montammy Drive

Alpine, New Jersey 07620

The undersigned, revoking all proxies heretofore given, hereby appoints MARTIN J. KAPLITT AND MARK S. HOFFMAN, or either of them, with the power of substitution, proxies for the undersigned to vote at the Annual Meeting of Stockholders of Neurologix, Inc. (the “Corporation”) to be held at Montammy Golf Club, Route 9W & Montammy Drive, Alpine, New Jersey 07620 on Friday, May 7, 2004, at 3:00 p.m., Eastern Time and at any adjournments thereof, according to the votes the undersigned might cast with all the powers the undersigned would possess if personally present, for the following proposal proposed by management of the Corporation.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL (1). THE PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

(Continued and to be voted on reverse side.)